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                                                                   EXHIBIT 23.5A



                       CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 12, 1999, in Amendment Number 1 to the Registration Statement (Form S-1) and related prospectus of Cybernet Internet Services International, Inc. for the registration of resales of the shares of common stock which may be issued as certain warrants are exercised.



                                 ERNST & YOUNG




            /s/ Gerd Haberfehlner           /s/ Edith Schmit
            -----------------------         ------------------
            Gerd Haberfehlner               Edith Schmit



Vienna, Austria
March 21, 2000